                                                                      Exhibit 10


INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement No. 33-37537 on Form N-1A of our report dated January 7, 2002 appearing in the November 30, 2001 Annual Report of Merrill Lynch U.S. Treasury Money Fund, and to the reference to us under the caption Financial Highlights in the Prospectus, which is a part of such Registration Statement.